Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Form S-1 Registration Statement of Federal Life Mutual Holding Company and Subsidiaries filed with the Securities and Exchange Commission of our report dated July 20, 2018 on our audits of the financial statements of Federal Life Mutual Holding Company and Subsidiaries (A Mutual Insurance Company) as of and for the years ended December 31, 2017 and 2016. We also consent to the references to our firm under the caption “Experts.”

Kansas City, Missouri

July 23, 2018